UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 11, 2024

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File No.)	Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices, Including Zip Code)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 11, 2024, Microchip Technology Incorporated, a Delaware corporation (the “Company”), issued $1,000,000,000 aggregate principal amount of its 4.900% Senior Notes due 2028 (the “2028 Notes”) and $1,000,000,000 aggregate principal amount of 5.050% Senior Notes due 2030 (the “2030 Notes” and, together with 2028 Notes, the “Notes”) in a public offering. The Notes are guaranteed by the Subsidiary Guarantors (as defined below) and were offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-277512) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 29, 2024. The net proceeds from the sale of the Notes were approximately $1,992,170,000, after deducting the underwriters’ discount but before other expenses and will be used to repay the Company’s senior term loan facility, a portion of the debt outstanding under the Company’s commercial paper program and to pay fees and expenses related to the offering of the Notes.

The Notes are governed by the Indenture, dated as of February 29, 2024 (the “Base Indenture”), between the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of December 16, 2024 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”) and the Trustee.

The 2028 Notes will accrue interest from December 16, 2024 and will mature on March 15, 2028. Interest on the 2028 Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2025.

The 2030 Notes will accrue interest from December 16, 2024 and will mature on February 15, 2030. Interest on the 2030 Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025.

The Company may redeem the 2028 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Second Supplemental Indenture), plus 15 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2028 Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date.

Prior to January 15, 2030 (one month prior to the maturity date for the 2030 Notes) (the “par call date”), the Company may redeem the 2030 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2030 Notes matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Second Supplemental Indenture), plus 15 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2030 Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. On or after the par call date, the Company may redeem the 2030 Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Upon the occurrence of a change of control repurchase event with respect to the Notes of a series, the Company must offer to repurchase all or any part of such series of Notes at a price in cash equal to 101% of the aggregate principal amount of such Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains limited affirmative and negative covenants of the Company, each of which is subject to a number of limitations and exceptions in the Indenture. The negative covenants restrict the Company’s and certain of its subsidiaries’ ability to incur liens on Property (as defined in the Indenture); to engage in sale and lease-back transactions with respect to any Property; and the Company’s ability to consolidate, merge or convey, transfer or lease all or substantially all of the Company’s properties and assets.

The Notes of each series are and will be guaranteed by each of the Company’s existing and future subsidiaries that is or becomes an obligor under the Senior Credit Facilities (as defined in the Second Supplemental Indenture). Atmel Corporation, Microchip Holding Corporation, Microchip Technology LLC, Silicon Storage Technology, Inc., Microsemi Corporation, and Microchip Storage Solutions LLC will be the initial Subsidiary Guarantors.

The foregoing description of the Base Indenture, the Second Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, which was filed as Exhibit 4.1 to the Registration Statement; and the Second Supplemental Indenture and the form of global note representing the Notes of each series, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events

The Notes were issued and sold pursuant to an underwriting agreement, dated December 11, 2024, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters identified on Schedule 1 thereto (collectively, the “Underwriters”). The Company sold the Notes to the Underwriters at a price of (i) 99.645% of the principal amount of the 2028 Notes, and (ii) 99.572% of the principal amount of the 2030 Notes. The Underwriters offered the 2028 Notes to the public at a price of 99.895% of the principal amount thereof and the 2030 Notes to the public at a price of 99.922% of the principal amount thereof.

The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 11, 2024, among Microchip Technology Incorporated, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, BofA Securities, Inc., and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	Second Supplemental Indenture, dated as of December 16, 2024, among Microchip Technology Incorporated, the subsidiary guarantors named therein and Computershare Trust Company, National Association, as trustee

4.2	Form of Global Note for the 4.900% Senior Notes due 2028 (included as Exhibit A to Exhibit 4.1)

4.3	Form of Global Note for the 5.050% Senior Notes due 2030 (included as Exhibit B to Exhibit 4.1)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: December 16, 2024	By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer